EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2017-C42 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, LNR Partners, LLC, as Special Servicer for the Lakeside Shopping Center Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Lakeside Shopping Center Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Lakeside Shopping Center Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the Lakeside Shopping Center Mortgage Loan prior to December 14, 2022, BellOak, LLC, as Operating Advisor for the Lakeside Shopping Center Mortgage Loan on and after December 14, 2022, CoreLogic Solutions, LLC, as Servicing Function Participant for the Lakeside Shopping Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Bass Pro & Cabela's Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Bass Pro & Cabela's Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Bass Pro & Cabela's Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Bass Pro & Cabela's Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Bass Pro & Cabela's Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the One Cleveland Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One Cleveland Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the One Cleveland Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the One Cleveland Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the One Cleveland Center Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Laguna Cliffs Marriott Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Laguna Cliffs Marriott Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Laguna Cliffs Marriott Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Laguna Cliffs Marriott Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Laguna Cliffs Marriott Mortgage Loan, Argentic Services Company LP, as Special Servicer for the 150 West Jefferson Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 150 West Jefferson Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 150 West Jefferson Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 150 West Jefferson Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 150 West Jefferson Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Courtyard Los Angeles Sherman Oaks Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Courtyard Los Angeles Sherman Oaks Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Courtyard Los Angeles Sherman Oaks Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Courtyard Los Angeles Sherman Oaks Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Courtyard Los Angeles Sherman Oaks Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Moffett Towers II - Building 2 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Moffett Towers II - Building 2 Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Moffett Towers II - Building 2 Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Moffett Towers II - Building 2 Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Towers II - Building 2 Mortgage Loan.

Dated: March 9, 2023

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)